Exhibit 10.2

PLEDGE AGREEMENT

Dated as of February 11, 2025

made by

APLD HPC TOPCO LLC,

as Pledgor,

APLD HPC HOLDINGS LLC,

as Borrower,

and

SUMITOMO MITSUI BANKING CORPORATION,

as Collateral Agent

Pledge Agreement

i	Pledge Agreement

SCHEDULE

14	Addresses for Notices

ANNEXES

1	Membership Interests

2	Filing Details

ii	Pledge Agreement

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of February 11, 2025 (this “Agreement”), among APLD HPC TOPCO LLC, a Delaware limited liability company (the “Pledgor”), APLD HPC HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), and SUMITOMO MITSUI BANKING CORPORATION acting as Collateral Agent on behalf of the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has entered into a Credit and Guaranty Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”), with Sumitomo Mitsui Banking Corporation, acting as Administrative Agent on behalf of the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and each of the Lenders from time to time party thereto;

WHEREAS, the Borrower, through the Subsidiary Guarantors (all wholly owned Subsidiaries of the Borrower), intends to design, develop, engineer, construct, equip, test, complete and maintain data center buildings located in Ellendale, North Dakota;

WHEREAS, as of the Closing Date, the Pledgor owns, directly, one hundred percent (100%) of the limited liability company interests of the Borrower and, through its ownership of the Borrower, will obtain benefits from the making of the Loans and other extensions of credit, in each case, to the Borrower for the design, development, engineering, construction, equipping, testing, completion, operation and maintenance of the Project;

WHEREAS, the Borrower has entered into a Collateral Agency, Security and Depositary Agreement, dated as of the date hereof (the “CASDA”), with the Administrative Agent, the Collateral Agent and Sumitomo Mitsui Banking Corporation, acting as Depositary on behalf of the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Depositary”); and

WHEREAS, it is a condition precedent to the Closing Date that the Pledgor shall have executed and delivered, and granted the Liens provided for in, this Agreement.

A G R E E M E N T:

NOW THEREFORE, to induce the Secured Parties to enter into, and (other than the Agents and the Depositary) to extend credit under, the Loan Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Definitions (a) For all purposes of this Agreement, (i) capitalized terms used (including in the introductory paragraphs hereof) and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and (ii) the principles of construction set forth in Section 1.2 of the Credit Agreement are incorporated herein as set forth therein.

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(b) Except for the terms defined in this Agreement or in the Credit Agreement, all terms defined in Article 8 or 9, as the context requires, of the UCC which are used in this Agreement shall have the meanings specified in such Articles.

In addition, the following terms shall have the meanings herein specified:

“Administrative Agent” shall have the meaning ascribed thereto in the recitals hereof.

“Agreement” shall have the meaning ascribed thereto in the preamble.

“Borrower” shall have the meaning ascribed thereto in the preamble.

“Borrower LLC Agreement” shall mean that certain Second Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of February 11, 2025, entered into by Pledgor, as the sole member of the Borrower.

“CASDA” shall have the meaning ascribed thereto in the recitals hereof.

“Collateral Agent” shall have the meaning ascribed thereto in the preamble.

“Credit Agreement” shall have the meaning ascribed thereto in the recitals hereof.

“Depositary” shall have the meaning ascribed thereto in the recitals hereof.

“Federal Securities Law” shall have the meaning ascribed thereto in Section 9(f).

“Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect upon, (a) the ability of the Pledgor to perform its payment or other obligations under any Loan Document to which it is a party; (b) the legality, validity, binding effect or enforceability against the Pledgor of this Agreement; or (c) the rights and remedies available to, or conferred upon, any Secured Party under this Agreement.

“Membership Interests” shall have the meaning ascribed thereto in Section 2(a)(i).

“Pledged Collateral” shall have the meaning ascribed thereto in Section 2.

“Pledgor” shall have the meaning ascribed thereto in the preamble.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or nonperfection.

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SECTION 2. Pledge and Security Interest. The Pledgor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and to all of its presently owned or hereafter acquired or arising right, title and interest in, under and to the following, wherever located (collectively, the “Pledged Collateral”):

(a) (i) the limited liability company interests in the Borrower identified in Annex 1 and all other membership interests or shares of capital stock of whatever class of the Borrower, in each case, now or hereafter owned by the Pledgor in the Borrower, and all certificates or instruments representing the same (collectively, the “Membership Interests”) and (ii) all options, warrants and rights to purchase Membership Interests in the Borrower and benefits of the Pledgor in each case associated with the Membership Interests and all rights and benefits of the Pledgor under the Borrower LLC Agreement, including (A) all of the Pledgor’s interest in the capital of the Borrower, and all rights of the Pledgor as the sole holder of limited liability company interests in the Borrower and, subject to Section 7.6 of the Credit Agreement, all rights of Pledgor to receive dividends, distributions, cash, instruments and other property from time to time receivable or otherwise distributable under the Borrower LLC Agreement in respect of the Membership Interests, (B) all other payments due or to become due to the Pledgor under the Borrower LLC Agreement in respect of the Membership Interests, including all rights of the Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty due to or with respect to its Membership Interests, (C) all claims of the Pledgor for damages arising out of or for breach of or default under the Borrower LLC Agreement, (D) the right of the Pledgor to terminate the Borrower LLC Agreement and to perform and exercise consensual or voting rights thereunder, including the right, if any, to manage the Borrower’s affairs, to make determinations, to exercise any election or option or to give or receive any notice, consent, amendment, waiver or approval, and the right, if any, to compel performance and otherwise exercise all remedies thereunder and (E) all rights of the Pledgor as the sole member and holder of limited liability company interests in the Borrower to all Property and assets of the Borrower (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, choses in action or otherwise), if any;

(b) all indebtedness for borrowed money owed to the Pledgor by the Borrower, and the instruments or payment intangibles, if any, evidencing such indebtedness for borrowed money, and any and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect thereof or in exchange for any or all such indebtedness for borrowed money;

(c) to the extent not included in the foregoing, all proceeds of any and all of the foregoing Pledged Collateral (including proceeds that constitute property of the types described above) of the Pledgor; and

(d) all certificates, instruments or other documents of the Pledgor from time to time evidencing any of the foregoing, and all interest, earnings and other proceeds of any of the foregoing;

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provided that “Pledged Collateral” shall not include the proceeds of any Restricted Payment made to the Pledgor that is expressly permitted pursuant to the Loan Documents, including, without limitation, Section 7.6 of the Credit Agreement.

The Pledgor agrees that this Agreement, the security interest granted pursuant to this Agreement and all rights, remedies, powers and privileges provided to the Collateral Agent under this Agreement are in addition to and not in any way affected or limited by any other security now or at any time held by the Collateral Agent to secure payment and performance of the Obligations.

Notwithstanding anything to the contrary in this Agreement and the other Loan Documents, the sole recourse of the Collateral Agent and the Secured Parties in respect of Pledgor hereunder and in respect of any other obligations or liabilities of Pledgor to any Secured Party shall be to the enforcement of the Pledged Collateral pledged by the Pledgor to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

If, at any time for any reason (including bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of the Pledgor or the Borrower or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, the Pledgor or the Borrower or any of their properties), any payment received by the Collateral Agent or any Secured Party in respect of the Obligations is rescinded or avoided or must otherwise be restored or returned by the Collateral Agent or any other Secured Party, that payment shall not be considered to have been made for the purposes of this Agreement and this Agreement shall continue to be effective or shall be automatically reinstated, as the case may be, as if and to the extent that payment had not been made. In the event that any payment in respect of the Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 3. Security for Obligations. The Pledged Collateral secures the prompt and complete payment and performance when due of all the Obligations to any Secured Party.

SECTION 4. Representations and Warranties. The Pledgor represents and warrants to the Collateral Agent (on behalf of the Secured Parties) that as of the date hereof, the Closing Date and the date of the Borrowing:

(a) Existence. The Pledgor (i) is duly organized or formed, validly existing and in good standing under the law of the State of Delaware, (ii) is duly qualified and authorized to do business as is now being conducted and as is proposed to be conducted and is in good standing as a Delaware limited liability company, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and (iii) has all limited liability company power and authority to perform all its obligations under this Agreement and exercise all its rights under this Agreement, including to grant the Liens contemplated hereby and to consummate the transactions contemplated by this Agreement.

(b) Litigation. There are no actions, suits, litigation, arbitration or administrative proceedings pending or, to the Pledgor’s knowledge, threatened in writing against the Pledgor which would reasonably be expected to have a Material Adverse Effect.

(c) Absence of Breach. The execution by the Pledgor of this Agreement or the consummation of the transactions contemplated hereby or the compliance with the terms hereof does not or will not (i) violate the Pledgor’s Organization Documents, (ii) violate or fail to comply with any material order, writ, injunction, resolution, judgment or decree of any court or other tribunal or Governmental Authority or any other material applicable Law or Permit which would reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation of any Lien upon any of the revenues, properties or assets of the Pledgor (other than the Lien created by this Agreement and any other Permitted Lien) or (iv) contravene or conflict with in any material respect or result in any material breach or constitute any material default under, any material document which is binding upon the Pledgor.

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(d) Power and Authority. The Pledgor has taken all necessary limited liability company or other like action to authorize the execution, delivery and performance by it of this Agreement, and the Pledgor has duly authorized, executed and delivered this Agreement.

(e) Title.

(i) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of all Liens, except for the security interest created by this Agreement and any other Permitted Liens.

(ii) No effective financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement.

(f) Valid Security Interest. This Agreement creates a valid security interest in the Pledged Collateral securing the payment of all the Obligations.

(g) Authorizations and Perfection. Except for the filing of the financing statement, and the delivery to, and possession by, the Collateral Agent of the certificates or instruments representing the Pledged Collateral, if any, no consent of any other Person and no Permits or other action by, or notice to or filing with, any other Person is required for (i) the execution, delivery or performance by the Pledgor of this Agreement, (ii) the pledge and assignment by the Pledgor of the Pledged Collateral pursuant to this Agreement, (iii) the validity, perfection or maintenance of the security interest created in the Pledged Collateral, or (iv) the exercise by the Collateral Agent of the voting or other rights in respect of the Membership Interests provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement or as provided by applicable Law, except, in the case of each of clauses (i) through (iv) above, (w) for those which have been duly obtained or made, (x) in the case of the maintenance of perfection, for the filing of continuation statements under the UCC, (y) as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally and (z) where failure to do so, individually or in the aggregate, would not have a material impact or effect with respect to such execution, delivery, or performance of this Agreement, pledge and assignment pursuant to this Agreement, validity, perfection or maintenance of the security interest, or exercise of the voting or other rights or remedies.

(h) Names; Changes in Circumstances. The full and correct legal name, type of organization and jurisdiction of organization of the Pledgor as of the date hereof are correctly set forth in Annex 2. The Pledgor has not (i) within the period of four (4) months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), or (ii) except as specified in Annex 2, heretofore changed its name.

(i) Pledged Interests. As of the date hereof, (i) the Membership Interests identified in Annex 1 constitute all of the issued and outstanding limited liability company interests in the Borrower and (ii) there are no other issued and outstanding limited liability company interests in the Borrower.

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(j) Options, Restrictions, Etc. There are no outstanding agreements, options and contracts to which the Pledgor is a party to sell all or any portion of the Pledged Collateral, except pursuant to the terms of the Borrower LLC Agreement. No part of the Pledged Collateral is subject to the terms of any agreement restricting the sale or transfer of the Pledged Collateral, except for this Agreement, any other Loan Document and the Borrower LLC Agreement. No Person has any right to purchase or terminate any or all of the limited liability company interests in the Borrower except pursuant to the terms of this Agreement and the Borrower LLC Agreement.

(k) Uncertificated Security. The Membership Interests are “uncertificated securities” (as defined in Section 8-102(a)(18) of the UCC). The Borrower LLC Agreement does not expressly provide that the Membership Interests are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in any applicable jurisdiction, including the “issuer’s jurisdiction” (as such term is defined in the UCC) of the Borrower.

SECTION 5. Covenants. The Pledgor hereby covenants and agrees that:

(a) Perfection by Filing. The Pledgor will not acknowledge, register or permit the pledge, transfer, grant of control (as such term is used in Articles 8 and 9 of the UCC) or other disposition of the Membership Interests (or any portion thereof) other than to or as requested by Collateral Agent. The Pledgor acknowledges and agrees that upon the execution and delivery of this Agreement by the parties hereto, the Collateral Agent’s security interest in the Membership Interests shall be perfected by recordation of a financing statement (as such term is used in Articles 8 and 9 of the UCC). The Borrower (i) shall promptly note on its books the security interests granted to the Collateral Agent under this Agreement, (ii) at any time after an Event of Default occurs and while it is continuing, agrees that it will comply with instructions of the Collateral Agent with respect to the Pledged Collateral without further consent by the Pledgor, (iii) shall notify the Collateral Agent promptly within five (5) Business Days after obtaining knowledge of any interest in favor of any Person in the Pledged Collateral that is adverse in any material respect to the interest of the Collateral Agent therein and (iv) waives any right or requirement at any time hereafter to receive a copy of this Agreement in connection with the registration of any Pledged Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

(b) Books and Records. The Pledgor shall keep materially complete and materially accurate books and records relating to the Pledged Collateral and, to the extent requested by the Collateral Agent, stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement.

(c) Performance of the Borrower LLC Agreement. The Pledgor shall not, without the written consent of the Collateral Agent (acting at the direction of the Administrative Agent), (i) cancel or terminate the Borrower LLC Agreement or consent to or accept any cancellation or termination thereof; or (ii) amend or otherwise modify the Borrower LLC Agreement in any material respect if such amendment or modification would materially impair the value of the interest or rights of the Pledgor thereunder or is materially adverse to the Secured Parties. In addition, the Pledgor shall not consent to any transaction for the termination, dissolution or winding up of, or the merger or consolidation with any other Person by the admission of additional members to, or otherwise effect or change the structure or organization of, the Borrower, except in each case as expressly permitted by the Credit Agreement.

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(d) Defense of Pledged Collateral. The Pledgor shall defend the Pledged Collateral against all claims and demands of all Persons (other than the Collateral Agent and the other Secured Parties) claiming an interest in any of the Pledged Collateral, other than claims and demands with respect to Permitted Liens. The Pledgor shall discharge or cause to be discharged all Liens on any or all of the Pledged Collateral, except for the security interests under this Agreement and other Permitted Liens.

(e) Location of Office; Name. The Pledgor shall keep its principal place of business where it keeps its records concerning the Pledged Collateral (except for Pledged Collateral delivered to the Collateral Agent in compliance with this Agreement), at 3811 Turtle Creek Boulevard, Suite 2100, Dallas, TX 75219, or, upon five (5) Business Days’ prior written notice to the Collateral Agent, at such other location as shall be specified in such notice. Without at least thirty (30) days’ prior written notice to the Collateral Agent (or such lesser notice period agreed to by the Collateral Agent), the Pledgor shall not change its name or its jurisdiction of organization from the name or jurisdiction, respectively, set forth in Annex 2.

(f) Disposition of Pledged Collateral. The Pledgor shall not transfer, sell, assign (by operation of law or otherwise), convey or otherwise dispose of, or grant any warrant or option with respect to, any of the Pledged Collateral, other than the pledge, hypothecation and security interest created pursuant to this Agreement.

(g) Liens. The Pledgor shall not create, incur, assume or suffer to exist any Lien upon any Pledged Collateral (other than Permitted Liens) or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Pledged Collateral in which the Collateral Agent is not named as secured party for the benefit of the Secured Parties (other than to evidence any Permitted Liens).

(h) Maintenance of Existence. The Pledgor shall preserve and maintain its legal existence as set out in Section 4(a); provided that the Pledgor may convert its form to another entity in any jurisdiction in the United States (i) if, to the extent required to maintain the Lien of the Collateral Agent in the Membership Interests, the Pledgor enters into another pledge agreement having substantially similar terms as provided herein or an amendment or supplement to this Agreement, in any case, granting a Lien to the Collateral Agent in the Membership Interests and (ii) if such change of legal form would not result in a Default.

(i) Perfection.

(i) Concurrently with the execution of this Agreement, the Pledgor shall file, or shall cause to be filed, such financing statements in such offices as are or shall be necessary to create, perfect and establish the first priority security interests granted by this Agreement in any and all its Pledged Collateral, or to enable the Collateral Agent to exercise all its remedies, rights, powers and privileges under this Agreement. The Pledgor shall not cause or permit the Membership Interests to be evidenced by limited liability company certificates or instruments at any time or otherwise cause or permit the membership Interests to be considered “certificated interests” (as defined in Article 8 of the UCC), other than those certificates or instruments held by, or promptly delivered to, the Collateral Agent, which shall be in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignment, where applicable, in blank, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent.

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(ii) The Pledgor shall take all steps necessary or advisable to establish the Collateral Agent’s “control” (within the meaning of Section 8-106 of the UCC) of the Membership Interests.

(j) Information Concerning Pledged Collateral. The Pledgor shall, promptly (but in any event within five (5) Business Days) following receipt of the Collateral Agent’s prior written request, and at the expense of the Pledgor, provide to the Collateral Agent all information and evidence the Collateral Agent may reasonably request concerning the Pledged Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

(k) Delivery of Additional Pledged Collateral. Subject to Section 7(b), the Pledgor agrees that it will, upon obtaining any additional Pledged Collateral, including, without limitation, any additional equity interest in the Borrower issued in respect of any new equity investment or other consideration of any kind from the Pledgor, or any certificates or any other equity interests, whether as an addition to, in substitution for or exchange for any Pledged Collateral, hold the Pledged Collateral in trust for the Collateral Agent, segregate the Pledged Collateral from other property or funds of the Pledgor, and promptly (and in any event, within thirty (30) days of obtaining such additional Pledged Collateral) (i) deliver to the Collateral Agent to the extent applicable the certificates or instruments evidencing such additional Pledged Collateral, if any, which shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer or assignment, where applicable, in blank, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent or (ii) take all steps necessary or advisable to establish the Collateral Agent’s “control” (within the meaning of Section 8-106 of the UCC) on such additional Pledged Collateral.

(l) Sanctions and Anti-Corruption and Anti-Money Laundering Laws. The Pledgor shall conduct its businesses in compliance with applicable Sanctions in all respects, and with Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and maintain, or be subject to, policies and procedures reasonably designed to promote and achieve compliance with such laws.

SECTION 6. Continued Perfection of Security Interest

(a) The Pledgor agrees that it will not take any actions or fail to perform any of its duties or obligations under this Agreement so that after giving effect to such action or inaction the Collateral Agent will not then have a first priority perfected security interest in any part of the Pledged Collateral.

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(b) To the extent any certificates or instruments evidencing the Pledged Collateral were issued, the Collateral Agent shall have sole possession and control of such certificates and instruments evidencing the Pledged Collateral until the termination of this Agreement in accordance with Section 15. At any time, after the occurrence and during the continuation of an Event of Default and upon notice to the Pledgor (but only where such notice may be given without violating applicable Law), the Collateral Agent shall have the right to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral.

(c) The Pledgor agrees that from time to time the Pledgor shall take or cause to be taken all action required under applicable Law to maintain the security interests (and the priority of such security interests) in the Pledged Collateral, including to execute, file and record, or cause to be executed, filed and recorded, any and all further instruments (including financing statements and continuation statements), as reasonably requested by the Collateral Agent for such purpose, including the payment of all associated fees and other charges in connection therewith.

(d) The Pledgor hereby further authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signatures of the Pledgor where permitted by applicable Law. Unless as directed by the Pledgor or the Administrative Agent (acting at the direction of the Required Lenders) in writing to prepare, file or record any financing statement, continuation statement or other instrument or ensure the preparation, filing or recording of the same, the Collateral Agent has no obligation to prepare, file or record any financing statement, continuation statement or other instrument or ensure the preparation, filing or recording of the same; provided that the Borrower shall pay any actual reasonable and documented out-of-pocket costs and expenses incurred by any Secured Party in connection with preparing, filing or recording any financing statement, continuation statement or other instrument or ensuring the preparation, filing or recording of the same.

(e) To the extent any certificates or instruments representing or evidencing the Pledged Collateral were issued, the Collateral Agent shall have the right at any time to exchange such certificates or instruments for certificates or instruments of smaller or larger denominations.

SECTION 7. Pledgor’s Rights

(a) Voting Rights. Unless the Collateral Agent shall have notified the Pledgor in writing in accordance with Section 9(c) upon and during the continuance of an Event of Default, the Pledgor shall be entitled to exercise all voting and other rights with respect to the Pledged Collateral.

(b) Distributions. All distributions and other payments paid or payable in respect of the Membership Interests of the Pledgor may be paid to and/or retained by the Pledgor to the extent not prohibited by the Credit Agreement or any other Loan Document. During the continuance of any Event of Default, any and all distributions paid or payable in respect of the Membership Interests (whether paid in cash, securities or other property) shall be paid or payable to, and shall be forthwith delivered to, the Collateral Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

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SECTION 8. Obligations of the Pledgor and Rights of Collateral Agent

(a) Anything herein to the contrary notwithstanding, (i) the Pledgor shall remain liable under the Borrower LLC Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the Borrower LLC Agreement and (iii) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under the Borrower LLC Agreement by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim assigned hereunder, unless the Collateral Agent has agreed, in writing, to be so obligated.

(b) At any time after an Event of Default occurs and is continuing, the Collateral Agent, without releasing the Pledgor from any obligations hereunder, may itself (but shall not be obligated to) perform, or cause performance of, any such obligation or take any other action in such a manner and to such extent as the Collateral Agent may deem reasonably necessary to protect, perfect or continue the perfection of the security interest granted under this Agreement, and the reasonable and documented expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower to the Collateral Agent upon written demand therefor.

(c) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession with the same care it uses in the custody and preservation of similar property of other customers in similar transactions, and the accounting for moneys actually received by it hereunder, and the duties set forth in Section 9-207 of the UCC, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral, unless the Collateral Agent has agreed in writing to be so obligated.

(d) Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written direction, advice or concurrence of the Administrative Agent or the Required Lenders, as it deems reasonably appropriate. This Section 8(d) is intended solely for the benefit of the Collateral Agent and its successors and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

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SECTION 9. Remedies of Collateral Agent. At any time after an Event of Default occurs and is continuing, the Collateral Agent has the right to do any or all of the following:

(a) The Collateral Agent may exercise any and all rights and remedies of the Pledgor under or in connection with the Borrower LLC Agreement, the Membership Interests pledged to the Collateral Agent hereunder or otherwise in respect of the Pledged Collateral, including any and all rights of the Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, the Borrower LLC Agreement and all rights of the Pledgor to direct the operations of the Borrower. In addition, the Collateral Agent may, but shall not be obligated to, cure any default by the Pledgor under the Borrower LLC Agreement.

(b) The Collateral Agent shall have the right, in its discretion and without notice to the Pledgor (except as required by applicable law or as expressly set forth herein), to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral.

(c) Upon written notice of the Collateral Agent to the Pledgor, all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights which the Pledgor would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon, so long as an Event of Default is continuing, have the sole right to exercise or refrain from exercising such voting and other consensual rights in aid of foreclosure or other enforcement of its security interest in the Pledged Collateral.

(d) The Collateral Agent may (i) notify the Borrower to make payment and performance due to the Pledgor in respect of the Pledged Collateral to the Collateral Agent, (ii) extend the time of payment and performance of, or compromise or settle for cash, credit or otherwise, and upon any terms and conditions, the obligations of the Pledgor in respect of the Pledged Collateral, (iii) file any claims, commence, maintain, settle or discontinue any actions, suits or other proceedings deemed by the Collateral Agent in its sole discretion necessary or advisable for the purpose of collecting upon the Pledged Collateral or enforcing the Borrower LLC Agreement, and (iv) execute any instrument and do all other things deemed necessary and proper by the Collateral Agent to protect and preserve and permit the Collateral Agent to realize upon the Pledged Collateral and the other rights contemplated thereby.

(e) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it under applicable Law, all the rights and remedies of a secured party upon default under the UCC, and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale to the Pledgor shall be required by applicable Law, at least fifteen (15) days’ written notice, in a manner provided in Section 14, to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to this Section conducted in a commercially reasonable manner in accordance with all applicable laws.

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(f) In view of the position of the Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, questions may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any of the Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable New York or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that, in light of the foregoing restrictions and limitations, the Collateral Agent may, with respect to any sale of any Pledged Collateral, to the extent commercially reasonable, limit the purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that, in light of the foregoing restrictions and limitations, the Collateral Agent, in a commercially reasonable manner, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering the Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (ii) may approach and negotiate with a single possible purchaser to effect such sale. The Pledgor further acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, neither the Collateral Agent nor any other Secured Party shall incur any responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in a commercially reasonable manner, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 9(f) will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed the price at which the Collateral Agent sells. The Pledgor agrees that sales made pursuant to this Section 9(f), so long made as in accordance with applicable Law, are made in a commercially reasonable manner.

(g) All payments made under or in connection with the Borrower LLC Agreement, the Membership Interests or otherwise in respect of the Pledged Collateral and received by the Collateral Agent may, in the discretion of the Collateral Agent and to the extent permitted by applicable Law, be held by the Collateral Agent as collateral for the Obligations, and then or as soon thereafter as is reasonably practicable applied in whole or in part by the Collateral Agent in accordance with Section 9.2 of the CASDA.

SECTION 10. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor’s true and lawful attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, solely upon the occurrence of and during the continuance of an Event of Default, in the Collateral Agent’s discretion to take any and all actions authorized or permitted to be taken by the Collateral Agent under this Agreement or by applicable law, including the power to:

12	Pledge Agreement

(a) take any action and execute any instrument or other document which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement;

(b) to ask for, demand, collect, sue for, recover, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Pledged Collateral;

(c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith; and

(d) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary for the collection of any of the Pledged Collateral or to enforce compliance with the terms and conditions of the Borrower LLC Agreement.

SECTION 11. Expenses. The Borrower agrees to reimburse (without duplication of and to the extent reimbursement has not already been made by the Borrower under the Credit Agreement or the other Loan Documents) each of the Secured Parties for all reasonable and documented out-of-pocket costs and expenses of the Secured Parties (including the reasonable and documented fees and expenses of counsel) in connection with (a) any enforcement or collection proceeding against the Pledgor or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated) of the obligations of the Pledgor under this Agreement and (b) the enforcement of this Section 11 against the Pledgor.

SECTION 12. Security Interest Absolute. Until terminated in accordance with Section 15, the obligations of the Pledgor under this Agreement shall be absolute and unconditional as set forth herein and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any Loan Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof (other than with respect to any Loan Document to which the Pledgor is a party without the consent of the Pledgor, to the extent such consent is required thereunder); (b) any waiver, consent, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document; (c) any furnishing of any additional security (including any assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to the other Security Documents) to the Collateral Agent or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Collateral Agent; (d) any invalidity, irregularity or unenforceability of all or part of the Obligations or of any security therefor; and (e) any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of the Pledgor as an obligor in respect of the Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations or of any security interest granted by the Pledgor, whether in a bankruptcy proceeding or in any other instance.

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In addition, the Pledgor further waives any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder, compulsory counterclaims (if arising in connection with the Pledged Collateral) or those that cannot be waived under applicable law) which may, at any time, be available to or be asserted by it, the Borrower or any other Person against any Secured Party, including failure of consideration, breach of warranty, statute of frauds, accord and satisfaction and usury.

The Pledgor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower with respect to the Obligations. Except for notices provided for herein, the Pledgor hereby waives notice (to the extent permitted by applicable Law) of any kind in connection with this Agreement or any collateral securing the Obligations, including, without limitation, the Pledged Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Pledgor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Pledgor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Party against the Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 13. Amendments; Etc.

(a) Subject to Section 10.1 of the Credit Agreement, this Agreement shall only be modified, amended or supplemented in writing and signed by the Pledgor, the Borrower and the Collateral Agent acting with the consent of the Administrative Agent (it being understood and agreed that the Administrative Agent shall act in accordance with Section 10.1 of the Credit Agreement).

(b) Notwithstanding Section 13(a), without the consent of any other Secured Party (other than the parties hereto), the parties hereto may (but shall have no obligation to) amend or supplement this Agreement to: (i) cure any ambiguity, defect or inconsistency that is not material; (ii) make any change that would provide any additional rights or benefits to the Secured Parties; (iii) make, complete or confirm any grant of Pledged Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Pledged Collateral that is otherwise permitted under the terms of this Agreement (including any amendments necessary hereto to reflect the release of such Pledged Collateral or assignment hereof permitted under Section 17); (iv) correct any typographical errors, drafting mistakes or other similar mistakes that do not modify the intended rights and obligations of the parties hereto or (v) as may be necessary to reflect the replacement of the Collateral Agent in accordance with Sections 9.8 and 9.10 of the CASDA.

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SECTION 14. Notices; Effectiveness; Electronic Communications

(a) Notices Generally. Except as otherwise provided in this Agreement, including in Section 14(b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail to the address or electronic mail address specified for the recipient in Schedule 14.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in Section 14(b) shall be effective as provided in such Section 14(b).

(b) Electronic Communications. Notices and other communications to each party hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e-mail or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, Etc. Each party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

SECTION 15. Continuing Assignment; Pledge and Security Interest; Release. This Agreement creates a continuing pledge, assignment of, hypothecation of and security interest in the Pledged Collateral and, subject to the last paragraph of Section 2, shall (a) remain in full force and effect until the termination of all Commitments and the payment in full in cash and discharge in full of all Obligations and (b) inure to the benefit of, and be enforceable by, the Collateral Agent, the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer all or any portion of its rights in the Obligations to the extent and in the manner provided in the Credit Agreement or the applicable Hedge Agreement, as applicable, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Subject to the last paragraph of Section 2, upon the termination of all Commitments and the payment in full in cash and discharge in full of all Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor without any further action or consent of any Person. Upon any such termination, the Collateral Agent will, upon the Pledgor’s request and at the sole expense of the Borrower or the Pledgor, (i) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination (including UCC-3 termination statements) and (ii) at the reasonable request of the Pledgor, take whatever action is necessary to release the Pledged Collateral from the security interest created pursuant to this Agreement; provided that the failure of the Collateral Agent to deliver such documents or take such action shall not affect such termination.

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SECTION 16. Severability Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 17. Successors and Assigns This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and by their respective successors and permitted assigns. Neither the Pledgor nor the Borrower shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent, acting with the consent of the Administrative Agent, and any other attempted assignment or transfer by the Borrower or the Pledgor shall be null and void. The Collateral Agent shall not assign or transfer its rights or obligations hereunder other than in accordance with the Loan Documents to which it is party. Nothing in this Agreement, express or implied, shall give any Person, other than the parties hereto and their respective successors and permitted assigns hereunder, any benefit or any legal or equitable right or remedy under this Agreement.

SECTION 18. Headings Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 19. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Any legal action or proceeding with respect to this Agreement shall, except as provided in Section 19(d), be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and any appellate court from any thereof and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(c) Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York and any appellate court from any thereof, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(d) Nothing in this Section 19 shall limit the right of the Secured Parties to refer any claim against the Pledgor to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not. The Pledgor waives, to the fullest extent permitted under applicable Law, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(e) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE.

SECTION 20. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as of the date first above written when it shall have been executed by the parties hereto and when each party hereto shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in this Agreement shall be deemed to be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signature in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 21. USA PATRIOT Act. Each Secured Party hereby notifies the Pledgor that pursuant to the requirements of the PATRIOT Act, such Secured Party may be required to obtain, verify and record information that identifies the Pledgor, which information includes the name and address of the Pledgor and other information that will allow such Secured Party to identify the Pledgor in accordance with the PATRIOT Act. The Pledgor agrees that it will provide each Secured Party with such information as it may reasonably request in order for such Secured Party to satisfy the requirements of the PATRIOT Act.

SECTION 22. Absence of a Fiduciary Relationship. The Collateral Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Agreement or any other Loan Document to which it is a party, and no implied agreements, covenants or obligations with respect to the Pledgor, any Affiliates of the Pledgor or any other party to any Loan Document to which the Pledgor is a party shall be read into this Agreement against the Collateral Agent or any of the other Secured Parties. Neither the Collateral Agent nor any of the other Secured Parties in its and their capacity as such is a fiduciary of and shall have any fiduciary relationship with the Pledgor, any Affiliate of the Pledgor or any other party to any other Loan Document to which the Pledgor is a party.

SECTION 23. Borrower’s Consent. The Borrower hereby consents to the assignment and grant of a security interest in the Pledged Collateral by the Pledgor to the Collateral Agent and to the exercise by the Collateral Agent of all rights and powers assigned or delegated to the Collateral Agent by the Pledgor hereunder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

APLD HPC TOPCO LLC,
as the Pledgor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

[Signature Page to Pledge Agreement]

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APLD HPC HOLDINGS LLC,
as Borrower

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

[Signature Page to Pledge Agreement]

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SUMITOMO MITSUI BANKING CORPORATION, as Collateral Agent

By:	/s/ Quynh Tran
Name:	Quynh Tran
Title:	Managing Director

[Signature Page to Pledge Agreement]

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SCHEDULE 14

ADDRESSES FOR NOTICES

To the Pledgor:

Address:	3811 Turtle Creek Boulevard
Suite 2100

Dallas, TX 75219

Email:	[***]

To the Borrower:

Address:	3811 Turtle Creek Boulevard
Suite 2100

Dallas, TX 75219

Email:	[***]

To the Collateral Agent:

Address:	277 Park Avenue

New York, NY 10172

Attention:	Gregory Miller, James Briggs, Wunda Pangu

Email:	[***]

Phone:	[***]

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ANNEX 1

Membership Interests

Holder	Issuer	Issuer’s Jurisdiction of Organization	Class	Percentage of Outstanding Membership Interests in Issuer	Membership Certificate Number (to the extent certificated)
APLD HPC TOPCO LLC	APLD HPC HOLDINGS LLC	Delaware	Limited liability company membership interest	100.00%	N/A

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ANNEX 2

Filing Details

Legal Name	Type of Organization	Jurisdiction of Organization
APLD HPC TOPCO LLC	Limited Liability Company	Delaware

Name Changes and Location Changes:

None.

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